                                                                  Exhibit 99



FOR IMMEDIATE RELEASE



           KV PHARMACEUTICAL COMPANY DECLARES 3-FOR-2 STOCK SPLIT



September 8, 2003, St. Louis, MO.--KV Pharmaceutical Company today announced that its Board of Directors has approved a 3-for-2 split of the shares of the Company's Class A and Class B common stock. The split, effected in the form of a stock dividend, will be distributed on September 29, 2003 to shareholders of record on September 18, 2003. The change in the stock price resulting from the stock split will be reflected on the New York Stock Exchange on the business day following the distribution date.

"The split should further improve the liquidity of our common shares, ultimately increasing access to KV shares for interested investors at a time when the Company enjoys outstanding growth opportunities," said Vice Chairman and CEO Marc S. Hermelin. "Over a period of eight consecutive years of record revenues and operating profits, KV has emerged as a fully integrated specialty pharmaceutical company with solid and growing generic and branded drug businesses supported by a deep portfolio of drug delivery technologies and strong marketing and manufacturing capabilities. With a number of exciting new opportunities in our development pipeline we're looking forward to building on these achievements in the years ahead."

The stock split will increase the number of shares of Class A common stock outstanding from approximately 21.7 million shares to approximately 32.6 million shares and the number of shares of Class B common stock outstanding from approximately 10.6 million shares to 15.9 million shares. The total number of outstanding common shares will increase by 50% from approximately
32.3 million to 48.5 million common shares.


ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, acquires, manufactures and markets controlled release and tastemasked pharmaceutical products using proprietary drug delivery and tastemasking technologies. The company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's fastest growing small companies, most recently by Forbes in its October 2002 issue.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.
                               ------------------------


SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions, concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause the actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates, currency exchange rates, and capital and consumer spending; (2) the difficulty of predicting FDA approvals; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing;
(5) new product development and launch; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting the pattern of inventory movements by the Company's customers;
(11) the impact of competitive response to the Company's efforts to leverage its brand power with product innovation, promotional programs, and new advertising; (12) the risk that acquisition opportunities will not be consummated; and, (13) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion of uncertainties is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook.


                                    # # #